NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES. UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE APRIL 30, 2024.

WITHOUT PRIOR WRITTEN APPROVAL OF TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE (AND ANY SECURITIES ISSUED ON THE EXERCISE OF THOSE SECURITIES) MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL APRIL 30, 2024.

GameSquare Holdings Inc.

12.75% CONVERTIBLE SENIOR SECURED NOTE DUE 2025

Date: December 29, 2023

For value received, **GameSquare Holdings, Inc**., a British Columbia corporation (the "Company"), hereby promises to pay to the order of **King Street Partners LLC**, a Georgia limited liability company (the "Holder"), in accordance with the terms hereinafter provided, the principal amount of Five Million Eight Hundred Thousand dollars ($5,800,000) (the "Principal Amount"). As used herein, the term "Issuance Date" means December 29, 2023.

The Company hereby promises to pay to the order of the Holder the Principal Amount in United States Dollars in immediately available funds at the address of the Holder as set forth in the Security Agreement (as defined below), or at such other place as the Holder may designate from time to time in writing to the Company, 24 months from the Issuance Date (the "Maturity Date") or such earlier date as provided for herein, together with any accrued and unpaid interest thereon, in accordance with the provisions hereof.

This convertible senior secured note (the "Note") is secured by a Security Agreement dated the date hereof (the "Security Agreement") among the Company and the Holder in favor of the Holder covering certain collateral (the "Collateral"), all as more particularly described and provided therein, and is entitled to the benefits thereof. The Security Agreement, the Uniform Commercial Code (the "UCC") financing statements on form UCC-1 filed in connection with the Security Agreement (and the corresponding forms filed in other jurisdictions) and any and all other documents executed and delivered by the Company to the

Holder under which the Holder is granted Liens on assets of the Company or its subsidiaries are collectively referred to as the "Security Documents."

ARTICLE I
THE NOTE

Section 1.1 Interest. Interest on the Principal Amount of this Note shall commence accruing on the Issuance Date and shall accrue daily (but not compounded) at a rate of twelve and seventy-five hundredths percent (12.75%) per annum (the "Interest Rate") until payment in full of the Principal Amount. Interest shall be computed on the basis of a 365-day year and actual days elapsed. Accrued interest on the Principal Amount of this Note (the "Interest Amount") shall be payable to the Holder commencing on [March 15, 2023], and on the last day of each fiscal quarter thereafter prior to the Maturity Date and the Maturity Date (each an "Interest Payment Date").

Section 1.2 Ranking. Other than as set out herein, this Note is senior in right of payment to any other obligations of the Company or its subsidiaries, whether with respect to interest, damages or upon liquidation or dissolution or otherwise.

Section 1.3 Payment on Non-Business Days. Whenever any payment to be made shall be due on a Saturday, Sunday or a public holiday under the laws of the State of New York, such payment shall be due on the next succeeding business day and such next succeeding day shall be included in the calculation of any Interest Amount due on such date.

Section 1.5 Replacement. Upon receipt of a duly executed and notarized written statement from the Holder with respect to the loss, theft or destruction of this Note (or any replacement hereof) and a standard indemnity reasonably satisfactory to the Company, or, in the case of a mutilation of this Note, upon surrender and cancellation of such Note, the Company shall issue a new Note, of like tenor and amount, in lieu of such lost, stolen, destroyed or mutilated Note. The Holder hereby unconditionally agrees to indemnify and hold harmless the Company against any claims, loss, liabilities, damages and expenses that may arise directly or indirectly on account of the actual or alleged loss, mutilation, theft or destruction of the original Note or the issuance of a new Note in exchange for said Note.

ARTICLE II
EVENTS OF DEFAULT; REMEDIES,

Section 2.1 Events of Default. The occurrence of any of the following events, which shall have occurred and be continuing, shall be an "Event of Default" under this Note:

(a) any default in the payment of (i) the Principal Amount or (ii) Interest Amount, in each case free of any claim of subordination, as and when the same shall become due and payable, whether on an Interest Payment Date, Conversion Date or the Maturity Date, by acceleration or otherwise, which remains uncured for a period of five (5) business days following Company's receipt of written notice thereof;

(b) the Company shall fail for any reason to deliver Conversion Shares to the Holder prior to the fifth Trading Day after a Conversion Date pursuant to and in accordance with Section 3.3. For purposes of this Note "Trading Day" means (a) a day on which the Company's shares of common stock (the "Common Shares") are traded on the Nasdaq Capital Market or (b) if the Common Shares are not traded on the Nasdaq Capital Market, a day on which the Common Shares are quoted on another national securities exchange or the over-the-counter market as reported by the Pink Sheets (or any similar organization or agency succeeding its functions of reporting prices); *provided, however,* that in the event

that the Common Shares are not listed or quoted as set forth in (a) or (b) hereof, then Trading Day shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close;

(c) a default shall be made in the performance or observance of any covenant, condition or agreement contained in this Note or the Security Agreement that remains uncured for a period of ten (10) business days following Company's receipt of written notice thereof;

(d) a default (subject to any grace or cure period provided for in the applicable agreement, document or instrument) shall occur under any other material agreement, lease, document or instrument to which the Company or any subsidiary (excluding Winview Inc.) is bound and such default is with respect to outstanding amounts in excess of US$250,000;

(e) any representation or warranty made by the Company herein or in the Security Documents, or other report, financial statement or certificate made or delivered to the Holder shall prove to have been false or incorrect or breached in a material respect on the date as of which made and such error or breach is not cured within ten (10) business days following written notice thereof from the Holder;

(f) the Company or any Subsidiary of the Company other than WinView Inc. or the "UMG" entities[1], shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or assets, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic), (iv) file a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors' rights generally, (v) acquiesce in writing to any petition filed against it in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic), (vi) issue a notice of bankruptcy or winding down of its operations or issue a press release regarding same, (vii) fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due, (viii) call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts, (ix) by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing, or (x) take any corporate or other action for the purpose of effecting any of the foregoing;

(g) a proceeding or case shall be commenced in respect of the Company or any Subsidiary of the Company other than WinView Inc.or the UMG entities, without its application or consent, in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets in connection with its liquidation or dissolution or (iii) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case described in clause (i), (ii) or (iii) shall continue undismissed, or unstayed and in effect, for a period of thirty (30) days or any order for relief shall be entered in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic) against the Company or any subsidiary or action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing shall be taken with respect to the Company or any subsidiary and shall continue undismissed, or unstayed and in effect for a period of sixty (60) days;

---

[1] As used herein UMG entities means UMG Media Ltd., UMG Media Corp., UMG Events LLC, Crowd Control Studios Inc. and UMG Events Ltd.

(h) the Company or any Subsidiary shall default in any of its obligations under any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Company, whether such indebtedness now exists or shall hereafter be created, and such default is with respect to amounts in excess of US$250,000 and is not cured within ten (10) business days following Company's receipt of written notice thereof;

(i) the Common Shares shall not be listed for trading on the Nasdaq Capital Market or other Nasdaq market, the New York Stock Exchange or another national securities exchange, and shall not again be eligible for and quoted or listed for trading thereon within five Trading Days;

(j) the Company shall redeem or repurchase its outstanding Common Shares or other equity securities other than (i) redemptions of Conversion Shares; or (ii) repurchases of Common Shares or other equity securities of departing officers or directors of the Company, *provided that* such repurchases shall not exceed $100,000, in the aggregate;

(k) the issuance of Common Shares or other securities of the Company pursuant to any incentive or non-qualified common share option plan or agreement, purchase plan or agreement, restriction agreement or restricted common shares plan, employee common shares ownership plan (ESOP), consulting agreement, or appreciation right (SAR) or such other similar compensatory options, issuances, arrangements, agreements or plans approved by the Company's board of directors in an aggregate amount that exceeds the number of such Common Shares which may be issued under such plan and in accordance with the applicable exchange rules;

(l) [intentionally omitted.]

(m) the Company ceases conducting its operations as currently in effect as of the date hereof;

(n) [intentionally omitted.]

(o) the Company's notice to the Holder, including by way of public announcement, at any time, of its inability to comply or its intention not to comply with any provision of this Note.

For greater certainty, the Company's transaction with FaZe Holdings Inc. ("FaZe") including the proposed continuance of the Company from the laws of the Province of British Columbia to the laws of the State of Delaware shall not constitute an Event of Default for purposes of this Note.

Section 2.2 Remedies Upon an Event of Default. If an Event of Default shall have occurred and shall be continuing, and unless the Event of Default shall have been waived in writing by the Holder, the Holder of this Note shall have the right, at its option, to:

(a) demand that the Principal Amount then outstanding shall be converted into Common Shares at the Conversion Price (as defined in Section 3.2(a) below) then in effect; or declare immediately due and payable the full Principal Amount of this Note together with the Applicable Premium thereon calculated in accordance with Section 3.8(d), together with the Interest Amount and other amounts owing in respect thereof, in cash; *provided, however,* that upon the occurrence of an Event of Default described in paragraphs (g) and (h) of Section 2.1, the outstanding Principal Amount, together with the Applicable Premium and accrued interest hereunder shall be automatically due and payable. Commencing immediately upon the occurrence of an Event of Default, the Interest Rate shall accrue at a rate of 18% per annum, or such lower maximum amount of interest permitted to be charged under applicable law. The

Holder need not provide and the Company hereby waives any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a Note holder until such time, if any, as the full payment under this Section shall have been received by it. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

(b) exercise or otherwise enforce any one or more of the Holder's rights, powers, privileges, remedies and interests under this Note, the Security Agreement, or applicable law.

In connection with the Holder's exercise of any of its remedies hereunder, the Company shall use its reasonable best efforts to cooperate with the Holder to the end that the Holder's rights hereunder will be effectuated.

ARTICLE III
CONVERSION; ANTI-DILUTION

Section 3.1 Conversion. At any time on or after the Issuance Date, at the request of the Holder (the "Conversion Election"), this Note shall be convertible, in whole or in part in Principal Amount denominations of $1,000, into such number of fully paid and non-assessable Common Shares as is determined by dividing (x) the outstanding Principal Amount and, subject to applicable laws, the Interest Amount then accrued hereon by (y) the Conversion Price (as defined in Section 3.2(a) hereof) then in effect (the "Conversion Rate"); *provided, however,* that the Conversion Price, defined below, shall be subject to adjustment as described in Section 3.4 of this Note. The Holder shall effect a Conversion Election by delivering to the Company the form of Notice of Conversion attached hereto as Exhibit A (a "Notice of Conversion"), specifying therein the principal amount of the Note to be converted (which Principal Amounts shall be in denominations of $1,000 or any multiples thereof) and the date on which such conversion is to be effected (a "Conversion Date"). In no event may the Conversion Date be earlier than the date the Company receives the Notice of Conversion. If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is provided hereunder. To effect Conversion Elections hereunder, the Holder shall not be required to physically surrender the Note to the Company. In the event of a partial conversion of this Note, the outstanding Principal Amount of the Note shall be reduced by an amount equal to the applicable conversion. The Holder and the Company shall maintain records showing the Principal Amount converted and the date of such conversions. The Company shall deliver any objection to any Notice of Conversion within one (1) Trading Day of receipt of such Notice of Conversion. In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted Principal Amount of this Note may be less than the amount stated on the face hereof, *provided that,* at the Holder's request and upon the surrender of the existing Note, the Company shall within five (5) Trading Days following such request, issue a new Note reflecting the adjusted Principal Amount after taking into account the issuance of any Conversion Shares prior to the date of such request. The Company shall not be required to issue fractional shares and may deliver cash in lieu of fractional shares. The Holder agrees that for so long as the Company's securities are listed on the TSX Venture Exchange, the Holder shall not be permitted to exercise the Conversion Election herein provided for if such exercise shall cause the Holder, either alone or together with a combination of persons, to become an Insider of the Company, unless (i) the Holder has filed a Personal Information Form (Form 2A) or Declaration (Form 2C1) with the TSX Venture Exchange, as applicable; (ii) the completion of satisfactory backgrounds checks for the same; and (ii) the TSX Venture Exchange has confirmed the Holder as a new Insider of the Company.

Section 3.2 Conversion Price.

(a) The term "Conversion Price" shall be $5.00, subject to adjustment under Section 3.4 hereof. References herein to the Conversion Price mean the Conversion Price as from time to time adjusted pursuant to the provisions of Section 3.4 and in effect on the applicable date.

(b) The term "Conversion Shares" shall mean such Common Shares issuable upon conversion of this Note.

Section 3.3 Mechanics of Conversion. Not later than three (3) Trading Days after each Conversion Date (the last day of each such period, a "Delivery Date"), the Company or its designated transfer agent, as applicable, shall issue and deliver to the Depository Trust Company ("DTC") account on the Holder's behalf via the Deposit Withdrawal Agent Commission System ("DWAC") as specified in the Conversion Election, registered in the name of the Holder or its designee, for the number of Common Shares to which the Holder shall be entitled, provided however, that if the Conversion Shares are not registered for resale pursuant to an effective registration statement under the Act as of the Delivery Date, such shares may be delivered to the Holder or its designee in book entry form by the Company's Transfer Agent in accordance with all other applicable provisions of this Section 3.3., and the Company shall promptly remove any restrictive legends or other transfer restrictions on the shares upon the earlier of (i) such date that the Registration Statement is declared effective and (ii) such date that the shares are otherwise freely tradable by the Holder pursuant to Rule 144. If, in the case of any Conversion Election such DWAC transfer or book entry designating the Conversion Shares are not delivered to or as directed by the applicable Holder by the Delivery Date, the Holder shall be entitled by written notice to the Company at any time before its receipt of Conversion Shares to rescind such conversion, in which event the Company shall immediately return this Note tendered for conversion, whereupon the Company and the Holder shall each be restored to their respective positions immediately prior to the delivery of such Conversion Election.

Section 3.4 Adjustment of Conversion Price. The Conversion Price, subject to applicable law including exchange rules on which the Common Shares are traded, shall be subject to adjustment from time to time as follows:

(a) Adjustments for Stock Splits and Combinations. If the Company shall at any time or from time to time after the Issuance Date, effect a stock split of the outstanding Common Shares, the applicable Conversion Price (including the minimum and maximum amounts applicable to the determination thereof) in effect immediately prior to the stock split shall be proportionately decreased. If the Company shall at any time or from time to time after the Issuance Date, combine the outstanding Common Shares, the applicable Conversion Price (including the minimum and maximum amounts applicable to the determination thereof) in effect immediately prior to the combination shall be proportionately increased. Any adjustments under this Section 3.4(a) shall be effective at the close of business on the date the stock split or combination occurs.

(b) Adjustments for Certain Dividends and Distributions. If the Company shall at any time or from time to time after the Issuance Date, and in accordance with Section 4(d) which, for the avoidance of doubt, may be consummated only with the consent of the Holder, make or issue or set a record date for the determination of holders of Common Shares entitled to receive a dividend or other distribution payable in Common Shares, then, and in each event, the applicable Conversion Price (including the minimum and maximum amounts applicable to the determination thereof) in effect immediately prior to such event shall be decreased as of the time of such issuance or, in the event such record date shall have been fixed, as of the close of business on such record date, by multiplying the applicable Conversion Price then in effect by a fraction:

(A) the numerator of which shall be the total number of Common Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

(B) the denominator of which shall be the total number of Common Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of Common Shares issuable in payment of such dividend or distribution.

(c) Adjustments for Reclassification, Exchange or Substitution. If the Common Shares issuable upon conversion of this Note at any time or from time to time after the Issuance Date shall be changed to the same or different number of shares of any class or classes of Common Shares, whether by reclassification, exchange, substitution or otherwise (other than by way of a stock split or combination of shares or stock dividends provided for in this Section 3.4(a) or (b), or a reorganization, merger, consolidation, or sale of assets provided for in Section 3.4(d)), then, and in each event, an appropriate revision to the Conversion Price (including the minimum and maximum amounts applicable to the determination thereof) shall be made and provisions shall be made (by adjustments of the Conversion Price or otherwise) so that the Holder shall have the right thereafter to convert this Note into the kind and amount of shares of stock and other securities receivable upon reclassification, exchange, substitution or other change, by holders of the number of Common Shares into which such Note might have been converted immediately prior to such reclassification, exchange, substitution or other change, all subject to further adjustment as provided herein.

(d) Adjustments for Reorganization, Merger, Consolidation or Sales of Assets. Subject to the Rights of the Holder pursuant to Section 3.8, if at any time or from time to time after the Issuance Date there shall be a capital reorganization of the Company other than by way of a stock split or combination of shares or stock dividends or distributions provided for in clauses (a) and (b) of Section 3.4, or a reclassification, exchange or substitution provided for in Section 3.4(c), or a merger or consolidation of the Company with or into another corporation where the holders of outstanding voting securities of the Company prior to such merger or consolidation do not own over fifty percent (50%) of the outstanding voting securities of the merged or consolidated entity, immediately after such merger or consolidation, or any the sale or other disposition of all or substantially all of the Company's assets (a "Fundamental Change"), then as a part of such Fundamental Change, (A) if the surviving entity in any such Fundamental Change is a public company that is registered pursuant to the Securities Exchange Act of 1934, as amended, and its common shares are listed or quoted on a national exchange, an appropriate revision to the Conversion Price (including the minimum and maximum amounts applicable to the determination thereof) shall be made and provision shall be made (by adjustments of the Conversion Price) so that the Holder shall have the right thereafter to convert such Note into the kind and number of Common Shares and other securities or property of the Company or any successor corporation as it would have received as a result of such Fundamental Change if it had converted this Note into Common Shares immediately prior to such Fundamental Change, and (B) if the surviving entity in any such Fundamental Change is not a public company that is registered pursuant to the Securities Exchange Act of 1934, as amended, or its Common Shares are not listed or quoted on a national securities exchange, the Holder shall have the right to demand the redemption of the then outstanding Notes and the receipt of the Applicable Premium as set forth in Section 3.8. The Company shall give the Holder at least twenty (20) day's prior written notice of any Fundamental Change, during which time the Holder shall have the right to convert any portion of the Note into Common Shares. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3.4(d) with respect to the rights of the Holder after the Fundamental Change to the end that the provisions of this Section 3.4(d) (including any adjustment in the

applicable Conversion Price then in effect and the number of Common Shares or other securities deliverable upon conversion of this Note) shall be applied after that event in as nearly an equivalent manner as may be practicable.

(e) Computation of Adjusted Conversion Price upon the issuance of Additional Shares of Common Shares. Except as hereinafter provided, in case the Company shall at any time after the date hereof issue or sell any shares of its Common Shares, other than the issuances or sales referred to in Section 3.4(g) hereof, for a consideration per share less than the Conversion Price in effect immediately prior to the issuance or sale of such shares, or without consideration, then forthwith upon such issuance or sale, the Conversion Price shall (until another such issuance or sale) be reduced to the price (calculated to the nearest full cent) equal to the quotient derived by dividing (A) an amount equal to the sum of (X) the product of (a) the Conversion Price in effect immediately prior to such issuance or sale, multiplied by (b) the total number of Common Shares outstanding immediately prior to such issuance or sale (treating for this purpose, as outstanding, all Common Shares issuable upon exercise of options outstanding immediately prior to such issue or upon conversion or exchange of convertible securities outstanding assuming exercise of any outstanding options therefor immediately prior to such issue), plus (Y) the aggregate of the amount of all consideration, if any, received by the Company upon such issuance or sale, by (B) the total number of Common Shares outstanding immediately after such issuance or sale; *provided, however,* that in no event shall the Conversion Price be adjusted pursuant to this computation to an amount in excess of the Conversion Price in effect immediately prior to such computation or to an amount below $3.00.

For purposes of any computation to be made in accordance with this 3.4 (e) the following provisions shall be applicable:

(i) In case of the issuance or sale of Common Shares for a consideration part or all of which shall be cash, the amount of the cash consideration, shall be deemed to be the amount of cash received by the Company for such shares (or, if shares of Common Shares are offered by the Company for subscription, the subscription price, or, if either of such securities shall be sold to underwriters or dealers for public offering without a subscription price, the public offering price, before deducting therefrom any compensation paid or discount allowed in the sale, underwriting or purchase thereof by underwriters or dealers or other persons or entities performing similar services), or any expenses incurred in connection therewith and less any amounts payable to security holders or any affiliate thereof, including, without limitation, any employment agreement, royalty, consulting agreement, covenant not to compete, earnout or contingent payment right or similar arrangement, agreement or understanding, whether oral or written; all such amounts shall be valued at the aggregate amount payable thereunder whether such payments are absolute or contingent and irrespective of the period or uncertainty of payment, the rate of interest, if any, or the contingent nature thereof;

(ii) In case of the issuance or sale of Common Shares for a consideration part or all of which shall be other than cash, the amount of the consideration therefor other than cash shall be deemed to be the value of such consideration as determined in good faith by the Board of Directors of the Company.

(f) Options, Rights, Warrants and Convertible and Exchangeable Securities.

(i) Subject to Section 3.4(g) hereof, in case the Company shall at any time after the date hereof issue options, rights or warrants to subscribe for shares of Common Shares, or issue any securities convertible into or exchangeable for Common Shares, for a consideration per share less than the Conversion Price in effect immediately prior to the issuance of such options, rights, warrants or such convertible or exchangeable securities, or without consideration, the Conversion Price in effect immediately prior to the issuance of such options, rights, warrants or such convertible or exchangeable securities, as the case may be, shall be reduced to a price determined by making a computation in accordance with the provisions of Section 3.4(e) hereof, provided that:

(ii) The aggregate maximum number of Common Shares, as the case may be, issuable under such options, rights or warrants shall be deemed to be issued and outstanding at the time such options, rights or warrants were issued, for a consideration equal to the minimum purchase price per share provided for in such options, rights or warrants at the time of issuance, plus the consideration (determined in the same manner as consideration received on the issue or sale of shares in accordance with the terms of this Note), if any, received by the Company for such options, rights or warrants. The aggregate maximum number of Common Shares issuable upon conversion or exchange of any convertible or exchangeable securities shall be deemed to be issued and outstanding at the time of issuance of such securities, and for a consideration equal to the consideration (determined in the same manner as consideration received on the issue or sale of Common Shares in accordance with the terms of this Note) received by the Company for such securities, plus the minimum consideration, if any, receivable by the Company upon the conversion or exchange thereof. If (I) any change shall occur in the price per share provided for in any of the options, rights or warrants referred to in this subsection: (II) any change shall occur in the price per share at which the securities referred to in this subsection are exchangeable; (III) any of the options, rights, warrants or exchange rights are exercised in an amount or at a price different from the assumed aggregate maximum number of shares or the minimum purchase price provided in this subsection; or (IV) any of the options, rights, warrants or exchange rights referred to in this subsection expire without being exercised, then (x) such options, rights, warrants or exchange rights, as the case may be, shall be deemed to have expired or terminated on the date when such price change, exercise or expiration became effective in respect to shares not theretofore issued pursuant to the exercise or exchange thereof, (y) the Company shall be deemed to have issued upon such date new options, rights or warrants or exchangeable securities at the new price in respect of the number of Common Shares issuable upon the exercise of such options, rights or warrants or the conversion or exchange of such exchangeable securities, and (z) the adjustment to Conversion Price provided in this subsection shall be recalculated as if the original issuance causing the prior adjustment to Conversion Price had not occurred.

(g) <u>No Adjustment of Conversion Price in Certain Cases.</u> No adjustment of the Conversion Price shall be made upon issuance or sale of this Note or Conversion Shares, or Common Shares issuable upon exercise of other options, warrants and convertible securities outstanding as of the date hereof, or if the amount of said adjustment shall be less than one cent ($0.01) per security issuable upon exercise of this Note; *provided, however,* that in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least one cent ($0.01) per security issuable upon exercise of this Note.

(h) [intentionally omitted.]

(i) [intentionally omitted.]

(j) Certificates as to Adjustments. Upon occurrence of each adjustment or readjustment of the Conversion Price or number of Common Shares issuable upon conversion of this Note pursuant to this Section 3.4, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder a certificate setting forth such adjustment and readjustment, showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon written request of the Holder, at any time, furnish or cause to be furnished to the Holder a like certificate setting forth such adjustments and readjustments, the applicable Conversion Price in effect at the time, and the number of Common Shares and the amount, if any, of other securities or property which at the time would be received upon the conversion of this Note. Notwithstanding the foregoing, the Company shall not be obligated to deliver a certificate unless such certificate would reflect an increase or decrease of at least one percent (1%) of such adjusted amount.

(k) Issue Taxes. The Company will be entitled to deduct and withhold any applicable taxes or similar charges (including interest, penalties or similar amounts in respect thereof) imposed or levied by or on behalf of any government or of any state, province or territory thereof, or any authority or agency therein or thereof, having power to tax, from any payment to be made on or in connection with this Note (including the issuance of Common Shares upon any conversion hereof, in whole or in part), provided that the Company remits such withheld amount to such government, authority or agency and files all required forms in respect thereof and, at the same time, provides copies of such remittance and filing to the Holder, the amount of any such deduction or withholding will be considered an amount paid in satisfaction of the Company's obligations under this Note.

(l) Fractional Shares. No fractional Common Shares shall be issued upon conversion of this Note. In lieu of any fractional shares to which the Holder would otherwise be entitled, the Company shall pay in cash any remainder resulting from after the number of whole Common Shares is determined as a result of any conversion. If the Company elects not, or is unable, to make such a cash payment, the Holder shall be entitled to receive, in lieu of the final fraction of a Common Share, one whole Common Share.

(m) Reservation of Common Shares. The Company shall at all times when this Note shall be outstanding, reserve and keep available out of its authorized but unissued Common Shares, solely for the purpose of issuance upon conversion of the Note and payment of the Interest Amount on the Note, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holder, not less than such number of Common Shares as shall from time to time be sufficient to effect the conversion of this Note, taking into account the adjustments and restrictions of Section 3.4. The Company shall, from time to time, increase the authorized number of Common Shares if at any time the unissued number of authorized Common Shares shall not be sufficient to satisfy the Company's obligations under this Section 3.4(m). The Company covenants that all Common Shares that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid, nonassessable.

Section 3.5 Registration Statement.

(a) As soon as reasonably practicable after the Issuance Date (the "Filing Deadline") the Company shall file with the U.S. Securities and Exchange Commission (the "SEC") a registration statement on Form S-3 or F-3, as applicable or other applicable SEC form with respect to the resale,

from time to time, of the Conversion Shares by the Holder (the "Registration Statement"). The Company shall use its reasonable best efforts to promptly respond to all SEC comments, if any, related to such Registration Statement, and shall use its reasonable best efforts to obtain all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all of the Holder's Conversion Shares, including causing such Registration Statement to be declared effective by the SEC as soon as practicable after filing and no later than the Effectiveness Deadline. The Company shall use its reasonable best efforts to maintain the effectiveness of the registration effected pursuant to this Section 3.5(a) until such date that is the earlier of (i) the date on which all Conversion Shares included in the Registration Statement shall have been publicly sold and (ii) the date that all Conversion Shares covered by such Registration Statement may be sold pursuant to an available exemption from registration, as determined by counsel to the Company, and any restrictive legends or stop orders with respect to such Conversion Shares have been removed. The Company shall promptly notify the Holder via facsimile or electronic mail of a ".pdf" format data file of the effectiveness of a Registration Statement within one (1) business Day of the Effective Date. "Effectiveness Deadline" means, with respect to the registration statement required to be filed pursuant to this Section 3.5(a), the earlier of (i) the 110thth calendar day following the Filing Deadline (if all of the Conversion Shares are to be registered on one Registration Statement on Form S-3 or F-3, as applicable), (ii) the 150th calendar day following the Filing Deadline (if the Company is not eligible to all of the Conversion Shares are to be registered on a Registration Statement on Form S-1 or F-1, as applicable, or other applicable long-form registration statement) and (iii) the 5th business day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that such Registration Statement will not be "reviewed" or will not be subject to further review.

(b) Notwithstanding any other provision of Section 3.5(a), if (A) the Registration Statement covering the Conversion Shares of the Holder is not declared effective by the SEC on or before the Effectiveness Deadline, or (B) after the Registration Statement has been declared effective by the SEC, sales by the Holder cannot be made pursuant to the Registration Statement for any reason other than market conditions (but including, without limitation, by reason of a stop order or the Company's failure to update, as may be necessary to keep the Registration Statement continuously effective and free from any material misstatement or omission to state a material fact, such Registration Statement for more than 30 consecutive calendar days or an aggregate of 60 calendar days in any 12 month period), (each of (A) and (B), a "Effectiveness Failure"), then the Company will make payments to the Holder with respect to any outstanding Principal Amount, as liquidated damages and not as a penalty (the "Liquidated Damages"), in an amount equal to one percent (1.0%) of the Principal Amount outstanding held by the Holder for the initial business day of an Effectiveness Failure and for each 30 calendar day period (pro rata for any portion thereof) thereafter until such time that the Effectiveness Failure is cured, to be paid monthly within five (5) business Days of the end of such Effectiveness Failure and each subsequent 30 calendar day period (pro rata for any portion thereof), as applicable. Such payments shall be made to Holder, in cash, in an amount up to, in aggregate, an amount equal to 9.0% (nine percent) of the Principal Amount of the Notes outstanding as of the Effectiveness Deadline.

Section 3.6 No Rights as a Shareholder. Nothing contained in this Note shall be construed as conferring upon the Holder, prior to the conversion of this Note, the right to vote or to receive dividends or to consent or to receive notice as a Shareholder in respect of any meeting of Shareholders for the election of directors of the Company or of any other matter, or any other rights as a Shareholder of the Company.

Section 3.7 Calculations. All calculations under this ARTICLE III shall be made to the nearest cent or the nearest 1/100th of a Common Share, as the case may be. The number of Common Shares

outstanding at any given time shall not include the Common Shares owned by or held by or for the account of the Company, and the description of any such Common Shares shall be considered on issue or sale of Common Shares. For purposes of this ARTICLE III, the number of Common Shares deemed to be issued and outstanding as of a given date shall be the sum of the number of Common Shares (excluding treasury shares, if any) issued and outstanding.

Section 3.8 Prepayment of Notes Upon a Fundamental Change.

(a) Promptly upon becoming aware that a Fundamental Change is or is reasonably likely to occur or has occurred, the Company shall give written notice (the "Notice") of such fact to the Holder setting forth (i) the facts and circumstances of such Fundamental Change in reasonable detail, (ii) referring to this Section 3.8 and the rights of the Holder hereunder and (iii) an offer by the Company to redeem the then outstanding Notes and the payment of the Applicable Premium, plus accrued and unpaid interest, if any, as of the redemption date selected by the Company, which redemption shall be on a date specified in the Notice, which date shall be a business day not later than the effective date of the Fundamental Change.

(b) The Holder may accept the offer to redeem the Notes pursuant to this Section 3.8 by causing a notice of such acceptance to be delivered to the Company not more than 30 days after the date of the written offer notice referred to in subsection (a) of this Section 3.8. A failure by the Holder to respond to an offer to redeem the Notes pursuant to this Section 3.8(b) shall be deemed to constitute a rejection of such offer by such holder.

(c) On the redemption date specified in the Notice, the Applicable Premium plus the entire unpaid principal amount of the Note held by the Holder, together with interest accrued thereon to the redemption date, shall become due and payable.

(d) For purposes of this Section 3.8, the "Applicable Premium" shall mean, with respect to the Note or any portion thereof to be redeemed on any redemption date, the greater of (i) 8.0% of the Principal Amount of the Notes (or any portion thereof) to be redeemed and (ii) the amount, if any, by which (a) the present value at such redemption date of (1) the Principal Amount of the Note (or any portion thereof) to be redeemed plus (2) all required interest payments due on the Principal Amount of the Notes (or any portion thereof) to be redeemed (excluding accrued but unpaid interest, if any, to the redemption date), computed using a discount rate equal to the Treasury Rate in respect of such redemption date plus 50 basis points, exceeds (b) the Principal Amount of the Note (or any portion thereof) to be redeemed.

ARTICLE IV
NEGATIVE COVENANTS

Section 4. Negative Covenants. So long as any portion of this Note is outstanding, the Company will not, and will not permit any of its subsidiaries to, directly or indirectly, without the prior written consent of the Holder:

(a) enter into or incur any indebtedness other than (i) in the ordinary course of business in an aggregate revolving amount not to exceed $200,000, or (ii) an accounts receivable financing facility in an amount not to exceed $10,000,000.

(b) incur any mortgage, charge, pledge, lien (statutory or other), security interest, hypothecation, assignment for security, claim or preference or priority or other encumbrance upon

or with respect to any property of any kind, a ("Lien") on or with respect to any of the assets or property owned or hereafter acquired, or any interest therein or any income or profits therefrom other than with respect to matters set out in Section 4(a). A person shall be deemed to own subject to a Lien any property which such person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement;

(c) redeem, purchase or otherwise acquire any of the Company's capital stock or set aside any monies for such a redemption, purchase or other acquisition of the Company's securities other than (i) redemptions of Conversion Shares or (ii) repurchases of Common Shares or other equity securities of departing officers or directors of the Company, *provided that* such repurchases under (ii) above shall not exceed $100,000, in the aggregate;

(d) declare or pay any dividends or make distributions to any shareholder of the Company except that any subsidiary may declare and pay dividends or make distributions to the Company;

(e) sell, convey, transfer, lease, assign or transfer to any other person or entity or otherwise dispose of, in one transaction or a series of related transactions, of any assets of the Company or any subsidiary (individually or in the aggregate), in excess of $2,000,000 (a "Material Sale") other than: the assets, including but not limited to intellectual property, held by Winview Inc.; and accounts receivable, held by Frankly Media LLC. Holder's consent will not be required for the first such Material Sale, provided that upon closing of such first Material Sale transaction, $1,000,000 to $1,500,000, as may be specified by Holder in its sole discretion, is paid to Holder on or before the closing of such transaction to be applied to reduction of the outstanding Principal Amount of this Note. Holder's consent will not be required for any subsequent Material Sale, if upon the closing of the each such Sale transaction, up to fifty percent (50%) of the transaction price of such Sale, as may be specified by Holder in its sole discretion, is paid to Holder in cash on or before the closing of such transaction, to be applied by Holder in reduction of the outstanding principal balance of this Note. Notwithstanding the foregoing, a transfer or sale of the Company's or any of its subsidiaries' assets to an entity that is majority owned by the Company or one of the Company's wholly-owned subsidiaries (a "Controlled Entity"), will not require Holder's consent under this Note or the Security Documents if the following conditions are met: (C) Company provides Holder with twenty (20) days prior written notice of such transaction, (D), Holder will have a first priority security interest in all of the Controlled Entity's assets, subject only to the provisions of that certain Intercreditor Agreement, dated as of September 14, 2023, by and among SLR Digital Finance LLC, Holder and the subsidiaries of the Company named therein with respect to the security interests that have been granted to SLR Digital Finance LLC;

(f) amend its certificate of incorporation, bylaws or charter documents so as to adversely affect any rights of the Holder;

(g) create or acquire any subsidiary after the date hereof unless (i) such subsidiary is a majority-owned subsidiary of the Company and (ii) such subsidiary becomes party to the Security Documents (either by executing a counterpart thereof or an assumption or joinder agreement in respect thereof) and, to the extent required by the Holder, satisfied each condition of this Agreement as if such subsidiary were a subsidiary on the Issuance Date;

(h) except with respect to transactions entirely by and among the Company's majority-owned subsidiaries, enter into any transaction with any officer, director, employee or any affiliate of the Company, including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or

otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $100,000 other than (i) for payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) for other employee benefits, including stock option agreements under any stock option plan of the Company; or

(i) enter into any agreement with respect to any of the foregoing.

ARTICLE V
AFFIRMATIVE COVENANTS

Section 5. Affirmative Covenants. The Company shall perform any and all acts and execute any and all documents (including, without limitation, the execution, amendment or supplementation of any financing statement and continuation statement) for filing under the provisions of the UCC, and the rules and regulations thereunder, or any other statute, rule or regulation of any applicable jurisdiction which are necessary at the reasonable request of the Holder or its counsel in order to maintain in favor of the Holder of the Note, a valid and perfected Lien on and security interest in the Collateral. Additionally, upon the request of the Holder, the Company shall, and shall cause any one or more of its subsidiaries to, provide a full guarantee of, and pledge all of its or the respective subsidiaries' assets or property to secure, the Company's obligations under this Note, and to execute and deliver any and all documentation, in form reasonably acceptable to the Holder, to effect the foregoing and to take such other actions reasonably requested to implement such guarantee or pledge and to perfect the security interest contemplated thereby, provided, however, that any such security interest granted by Company or its subsidiaries shall be subject to the provisions of that certain Intercreditor Agreement, dated as of September 14, 2023, by and among SLR Digital Finance LLC and the subsidiaries of the Company named therein with respect to the security interests that have been granted to SLR Digital Finance LLC.

ARTICLE VI
MISCELLANEOUS

Section 6.1 Notices.

Any notice, demand, request, waiver or other communication required or permitted to be given hereunder, including, without limitation, any Notice of Conversion, shall be in writing and shall be delivered personally, by facsimile, or sent by a nationally recognized overnight courier service, addressed to the Company at the address set forth above, facsimile number: [·], Attn: [·], or such other address or facsimile number as the Company may specify for such purposes by notice to the Holder delivered in accordance with this Section. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service addressed to the Holder at the facsimile number or address of such appearing on the books and records of the Company, or if no such facsimile number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 5:30 p.m. (New York City time), (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section later than 5:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date (iii) the second Trading Day following the date of mailing, if sent by nationally recognized overnight courier services, or (iv) upon actual receipt by the party to whom such notice is required to be given.

Section 6.2 Governing Law; Consent to Jurisdiction. The parties acknowledge and agree that any claim, controversy, dispute or action relating in any way to this agreement or the subject matter of this agreement shall be governed solely by the laws of the State of New York, without regard to any conflict of laws doctrines. The parties irrevocably consent to being served with legal process issued from the state and federal courts located in New York and irrevocably consent to the exclusive personal jurisdiction of the federal and state courts situated in the State of New York. The parties irrevocably waive any objections to the personal jurisdiction of these courts. Said courts shall have sole and exclusive jurisdiction over any and all claims, controversies, disputes and actions which in any way relate to this Note or the subject matter of this agreement. The parties also irrevocably waive any objections that these courts constitute an oppressive, unfair, or inconvenient forum and agree not to seek to change venue on these grounds or any other grounds. Nothing in this Section 6.2 shall affect or limit any right to serve process in any other manner permitted by law.

Section 6.3 Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the amounts due and payable and on this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct debt obligation of the Company.

Section 6.4 Security Interest. This Note is a direct debt obligation of the Company and, pursuant to the Security Agreement, is secured by a perfected security interest in all of the assets of the Company for the benefit of the Holder.

Section 6.5 Headings. Article and section headings in this Note are included herein for purposes of convenience of reference only and shall not constitute a part of this Note for any other purpose.

Section 6.6 Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity (including, without limitation, a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit Holder's right to pursue actual damages for any failure by the Company to comply with the terms of this Note. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder hereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable and material harm to the Holder and that the remedy at law for any such breach may be inadequate. Therefore the Company agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available rights and remedies, at law or in equity, to seek and obtain such equitable relief, including but not limited to an injunction restraining any such breach or threatened breach, without the necessity of showing economic loss and without any bond or other security being required.

Section 6.7 Binding Effect. The obligations of the Company and the Holder set forth herein shall be binding upon the successors and assigns of each such party, whether or not such successors or assigns are permitted by the terms hereof.

Section 6.8 Amendments and Waivers. This Note may be modified or amended by means of a writing executed by the Company and the Holder. In addition, this Note may be amended, and the observance of any term of this Note may be waived, with (and only with) the written consent of the Holder.

Section 6.9 Compliance with Securities Laws. The Holder of this Note acknowledges that this Note is being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment and not with a view to the distribution hereof. This Note and any Note issued in substitution or replacement therefor shall be stamped or imprinted with a legend in substantially the form set out on the face page of this Note.

Section 6.10 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege, nor shall any waiver by the Holder of any such right or rights on any one occasion be deemed a waiver of the same right or rights on any future occasion.

Section 6.11 Company's Waivers.

(a) Except as otherwise specifically provided herein, the Company and all others that may become liable for all or any part of the obligations evidenced by this Note, hereby waive presentment, demand, notice of nonpayment, protest and all other demands' and notices in connection with the delivery, acceptance, performance and enforcement of this Note, and do hereby consent to any number of renewals of extensions of the time or payment hereof and agree that any such renewals or extensions may be made without notice to any such persons and without affecting their liability herein and do further consent to the release of any person liable hereon, all without affecting the liability of the other persons, firms or Company liable for the payment of this Note, AND DO HEREBY WAIVE TRIAL BY JURY.

(b) THE COMPANY ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS NOTE IS A PART IS A COMMERCIAL TRANSACTION, AND TO THE EXTENT ALLOWED BY APPLICABLE LAW, HEREBY WAIVES ITS RIGHT TO NOTICE AND HEARING WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE HOLDER OR ITS SUCCESSORS OR ASSIGNS MAY DESIRE TO USE.

Section 6.12 Usury. All agreements between the Company and the Holder are hereby expressly limited to provide that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to the Holder for the use, forbearance or detention of the indebtedness evidenced hereby exceed the maximum amount which the Holder is permitted to receive under applicable law. If, from any circumstances whatsoever, fulfillment of any provision hereof, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then, ipso facto, the obligation to be fulfilled shall automatically be reduced to the limit of such validity, and if from any circumstance the Holder shall ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance of any of the Company's obligations to the Holder, and not to the payment of interest hereunder. To the extent permitted by applicable law, all sums paid or agreed to be paid for the use, forbearance or detention of the indebtedness evidenced by this Note shall be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full, to the end that the rate or amount of interest on account of such indebtedness does not exceed any applicable usury ceiling. As used herein, the term "applicable law" shall mean all applicable provisions of constitutions, statutes, laws, rules and regulations in effect as of the date hereof, provided, however, that in the event there is a change in such applicable law which results in a higher permissible rate of interest, then this Note shall be governed by such new law as of its effective date. This provision shall control every other provision of all agreements between the Company and the Holder.

[signatures on next page]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Issuance Date set out above.

GAMESQUARE HOLDINGS, INC.

DocuSigned by:

By: John Wilk

7CBA563C7C70476...

Print Name: John Wilk

Title: Secretary - General Counsel

EXHIBIT A

FORM OF NOTICE OF CONVERSION INTO SHARES OF COMMON SHARES

(To be Executed by the Registered Holder in order to Convert the Note into Common Shares)

The undersigned hereby irrevocably elects to convert $_____[2] of the principal amount of the above Note into Common Shares of GAMESQUARE HOLDINGS INC. (the "Company") according to the conditions hereof, as of the date written below.

Date of Conversion:____

Applicable Conversion Price:____

Signature: ____

[Print Name]:____

Address: ____

[2] Principal Amounts shall be in denominations of $1,000 or any multiples thereof.